Exhibit 99.1

Resource Exchange of America Announces Joint Venture With Thomas Griffin International Inc. and Sea Lion Ocean Freight to Enhance RXAC Presence in Gulf of Mexico and Caribbean

Press Release Source: Resource Exchange of America Corporation On Thursday June 17, 2010, 8:30 am EDT

SARASOTA, FL--(Marketwire - 06/17/10) - Resource Exchange of America Corporation (OTC.BB:RXAC - News), a Florida-based recycling company, is pleased to announce a joint venture with Thomas Griffin International Inc. and Sea Lion Ocean Freight.

This joint venture agreement was signed in order to further enhance RXAC's operational presence in the Gulf of Mexico and the Caribbean. The agreement allows for the exploration and development of projects involving the importation and exportation of ferrous and non-ferrous metals for processing, shipping, and delivery.

As part of the agreement, Thomas L. Griffin will join RXAC as Vice President. "We are very pleased to welcome Mr. Griffin to our team here at RXAC," says Dana Pekas, CEO of RXAC. "Mr. Griffin has over 28 years of experience dealing with US Customs and Border Protection and other government agencies concerned with border compliance. His extensive experience and knowledge will be a great asset."

Mr. Griffin has degrees in Business Administration and Communication from the University of Florida. He began his career at Tec Lines, a Miami-based company offering ocean liner services to the Eastern Caribbean. He then worked for P & O Containers (a global container carrier) and for his own company, Thomas Griffin International Inc., an ocean freight agency licensed by the Federal Maritime Commission.

About Thomas Griffin International Inc. and Sea Lion Ocean Freight

Sea Lion Ocean Freight is a non vessel operating common carrier (NVOCC) bonded and licensed by the Federal Maritime Commission. In operation since 1994, Sea Lion offers ocean exports of container load freight from US ports to worldwide ports. The company's strategy includes general freight marketing and target trade lane marketing.

Represented exclusively by Thomas Griffin International in the US, Sea Lion holds volume service contracts with top ocean freight carriers and boasts superior rates, worldwide agent representation, door-to-door logistics and expedited documentation.

About Resource Exchange of America Corporation

Resource Exchange of America Corporation is working to become a recycling powerhouse by rolling up companies within asset recovery, processing and brokering of ferrous and nonferrous scrap metal. With its access to deep-water ports, the company will be able to sell the scrap metal to clients domestically as well as abroad. Resource Exchange of America Corporation will bring together the best companies within the recycling industry and elevate them to excellence, drawing on the strengths of the individual companies while combining forces to achieve synergies and be able to tackle the biggest jobs.

Disclaimer - Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in a company's annual report on Form 10-K and other filings made by such company.

For more information about Resource Exchange of America Corporation, visit www.resource-exchange.com .